UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                -------------------------------------------------

         Date of Report (Date of earliest event reported): June 19, 2001

                                   SAWTEK INC.
             (Exact name of registrant as specified in its charter)

                                     Florida
                          (State or other jurisdiction
                                of incorporation)

                                    000-28276
                              (Commission File No.)

                                   59-1864440
                        (IRS Employer Identification No.)

                             1818 South Highway 441
                              Apopka, Florida 32703
                    (Address of principal executive offices)

                                 (407) 886-8860
              (Registrant's telephone number, including area code)

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    Item 5. Other Events.

            On June 19, 2001, Sawtek Inc. held a mid-quarter conference call to provide an update to investors and analysts about events relevant to Sawtek Inc.

            A copy of the text of the management's comments from the conference call is attached as Exhibit 99.1. Such exhibit is incorporated by reference into this Item 5 and the foregoing description is qualified in its entirety by reference to such exhibit.

    Item 7. Financial Statements, Pro Forma, Financial Information and Exhibits.

            (c) Exhibits

                99.1 Text of management's comments from the conference call held on June 19, 2001.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   SAWTEK INC.



                           By: /s/ Raymond A. Link
                           -----------------------
                           Raymond A. Link
                           Sr. Vice President-Finance
                            and Chief Financial Officer

June 25, 2001



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                                                                   Exhibit 99.1

                            Conference Call Comments
                                  June 19, 2001

Conference Leader:  Kimon Anemogiannis, President & Chief Executive Officer

Comments from Kimon Anemogiannis:

Thank you for listening to our conference call today. Joining me is Ray Link, our Chief Financial Officer, and Brian Balut, our VP of Sales & Marketing, who will provide a more detailed analysis of our current outlook.

The purpose of this conference call is to update investors on our progress since our last conference call on May 23, 2001. At that time, we revised our outlook for the quarter citing reduced orders and backlog from our original projections on April 9, 2001 resulting from the continued slow down in the wireless communication sector. The revised projection had revenue for this quarter at somewhere between $17 million and $19 million, our gross profit between 33% and 39%, and earnings per share between $0.06 to $0.08. At this time, we are maintaining the same numbers as previously noted.

Our backlog has been rising slightly with orders starting with a slow, but somewhat steady, recovery. The pushout and cancellation activity that we have experienced since January 2001 has essentially stopped. In general, it appears that we have stabilized, indicating that we have bottomed, but it may be premature to signal that we are starting to ramp-up. Our orders over the past 30 days have been predominately from the handset segment and within this segment the split is about 50/50 between RF and IF filters. Base stations are slow to develop with some consolidation at the operator level and limitations on their ability to finance expansion.

We have taken numerous actions to align our business to the current environment, including a reduction in force at our Orlando and Costa Rican facilities. This is in addition to an early retirement program in Orlando and a previous reduction in Costa Rica earlier this year. We have also reduced operating expenses and voluntarily reduced officers' salaries.

Ray will now comment on our financial projections.



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Ray Link, our Chief Financial Officer, will now comment on our forecast:
Comments on Forward-Looking Statements:

I would like to point out that this conference call contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that forward-looking statements such as statements of the Company's plans, objectives, expectations and intentions involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing terms such as "believes," "does not believe," "no reason to believe," "expects," "plans," "projects," " intends," "estimates," " anticipates," or similar terms, are considered to contain uncertainty and are forward-looking statements. The actual results could differ materially from those discussed. Factors that could contribute to such differences include the following: a decline in either the growth of wireless communications or the acceptance of CDMA technology; the demand for semiconductors for applications such as optical networks and wireless communication and the performance of our manufacturing facilities; our ability to successfully integrate with TriQuint Semiconductor, Inc. following the pending merger; our dependence on a few large customers; competitive products or technologies that could reduce demand for our products such as direct conversion or digital filtering technology; increased sales through consignment agreements; our ability to successfully develop and bring new products to market; our dependence on a limited number of suppliers for certain key raw materials; risks associated with international sales; declining selling prices for some of our key products; decreased manufacturing yields; cancellation of purchase orders by our customers; our inability to protect our intellectual property or if we infringe on the intellectual property of others; increased competition from other suppliers; risks associated with our Costa Rican operations; risk of natural disasters, and other risks discussed in the SEC filings of the respective companies including Form 10-K and Form 10-Q, which can be accessed at the SEC website at www.sec.gov.

A participant of this conference call should understand that it is not possible to predict or identify all such risk factors. We do not assume the obligation to update any forward-looking statement.

Our current projection of revenue of $17 million to $19 million and gross profit of 33% to 39% and earnings per share of $0.06 to $0.08 is based on what we believe to be firm orders in backlog, plus our actual shipments for April and through today. As we previously announced, our revenue is continuing to be affected by


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the overall slowdown in the wireless communications sector. Our gross profit margin is impacted by lower revenues coupled with unabsorbed fixed costs and may end up at the low end of the range, which could push EPS to the low end of the range. The projected net income of $0.06 - $0.08 for the quarter excludes any impact of merger related costs, which will be expensed in the September quarter. These projections are unchanged from our last conference call on May 23, 2001.

At this time, we will not be providing guidance on Sawtek for the next quarter, as we will be included in the consolidated results of TriQuint Semiconductor, Inc. assuming the merger on July 19, 2001.

The management portion of this conference call is now completed. Thank you for attending. Operator, please open the call for questions and answers.

                                       End